UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2011

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 31, 2011, and effective January 1, 2012, the Board of Directors of NetApp, Inc. (the “Company”) appointed Nicholas R. Noviello, 42, as Executive Vice President and Chief Financial Officer of the Company (including principal financial officer and principal accounting officer), to succeed Steven J. Gomo, who retired effective December 31, 2011.

Mr. Noviello had been Senior Vice President, Finance and Global Controller of the Company since January 2008. Before joining the Company, Mr. Noviello worked for eight years at Honeywell International Inc., including as its Vice President, Finance – Aerospace Air Transport & Regional from May 2007 to January 2008 and Vice President, Investor Relations from May 2004 to May 2007. Mr. Noviello also served in various other roles at Honeywell, including Director, Corporate Finance & Chief Financial Officer - Friction Materials and Director, Corporate Finance, Mergers & Acquisitions.

There are no family relationships between Mr. Noviello with any other executive officers of the Company or members of the Board of Directors, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangement

In connection with the appointment of Mr. Noviello to his position as Executive Vice President and Chief Financial Officer, the Compensation Committee of the Board of Directors approved a compensation package for the remainder of fiscal 2012 for Mr. Noviello. Effective as of January 1, 2012, Mr. Noviello’s annual base salary is $450,000 and his target incentive compensation award (expressed as a percentage of his annual base salary) is 110%. In addition, on February 15, 2012, Mr. Noviello will be granted a stock option to purchase 37,500 shares of Company common stock and 12,500 restricted stock units under the Company’s 1999 Stock Option Plan. Additional details regarding awards under this plan are set forth on pages 18 to 25 of the Company’s proxy statement for its 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on July 19, 2011.

Change of Control Severance Agreement

As of January 1, 2011, the Company entered into a Change of Control Severance Agreement (the “Agreement”) with Mr. Noviello. Under the terms of the Agreement, if the Company terminates Mr. Noviello’s employment without cause or if Mr. Noviello resigns for good reason within 12 months after a change of control, Mr. Noviello will receive certain payments and benefits from the Company, including:

•	A lump sum payment equal to 200% of Mr. Noviello’s annual base salary plus 100% of Mr. Noviello’s target annual bonus;

•

Accelerated vesting of Mr. Noviello’s outstanding equity awards such that all of his outstanding equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following Mr. Noviello’s termination date had he remained employed through such period, plus an additional 50% of the then unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any; and

•	Payment of COBRA premiums for Mr. Noviello and his eligible dependents for up to 18 months.

The complete terms of the Agreement can be found in the Agreement itself, the form of which has been filed as Exhibit 10.09 to the Company’s Quarterly Report on Form 10-Q dated September 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: January 4, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Secretary, General Counsel, and
Senior Vice President, Legal